                                                                     Exhibit (b)

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. (S) 1350, and accompanies the report on Form N-CSR for the period ended October 31, 2003 of Bessemer Funds Trust (the "Registrant").

Each of the undersigned, being the Principal Executive Officer and Principal Financial Officer of the Registrant, hereby certifies that, to such officer's knowledge,:

1.   the Form N-CSR fully complies with the requirements of Section 13(a) or 15
     (d) of the Securities Exchange Act of 1934 ( 15 U.S.C. 78m(a) or 78o(d));
     and

2. the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

     December 30, 2003
----------------------------------------------------
Date

                                          /s/ Timothy J. Morris
                                          --------------------------------------
                                          Timothy J. Morris
                                          President, Bessemer Funds Trust

                                          /s/ John G. MacDonald
                                          --------------------------------------
                                          John G. MacDonald
                                          Treasurer and Chief Financial Officer
                                          Bessemer Funds Trust

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.